UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

EPSILON ENERGY LTD.

(Exact name of registrant as specified in charter)

Alberta, Canada	001‑38770	98‑1476367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16945 Northchase Drive, Suite 1610

Houston, Texas 77060

(Address of principal executive offices, including zip code)

(281) 670‑0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐       Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐       Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, no par value	EPSN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter). IR Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Independence Determination and Reaffirmation

On February 25, 2020, the Board confirmed and ratified its independence analysis for each of its current members other than John Lovoi and Michael Raleigh, considering all relevant facts and circumstances, including the director’s other commercial, accounting, legal, banking, consulting, charitable and familial relationships.  Pursuant to its review, the Board determined that with respect to each of its current members other than John Lovoi and Michael Raleigh, there are no disqualifying factors with respect to director independence enumerated in the listing standards of NASDAQ or any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each such member is an “independent director” as defined in the listing standards of NASDAQ.

 Compensation, Nominating and Corporate Governance Committee. The Compensation, Nominating and Corporate Governance Committee consists of Matthew Dougherty (chairman), Tracy Stephens and Ryan Roebuck, all of whom are independent directors as defined in the listing standards of NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPSILON ENERGY LTD.

Date: February 27, 2020	By:	/s/ Michael Raleigh
Michael Raleigh
Chief Executive Officer

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